EXHIBIT 10.3

DEMAND PROMISSORY NOTE

$10,000,000.00	Louisville, Kentucky
September 30, 1988

FOR VALUE RECEIVED, the undersigned Maker, J.D. NICHOLS, (“Maker”), hereby promises and agrees to pay on demand to the order of NTS GUARANTY CORPORATION, a Kentucky Corporation (“Payee”), in legal tender of the United States of America, the principal sum of TEN MILLION DOLLARS ($10,000,000.00), or so much thereof as may be demanded hereunder from time to time.

All payments made by the Maker to the Payee hereunder shall represent an additional capital contribution made by the Maker to the Payee.

Failure of the holder hereof to exercise any of its rights and remedies shall not constitute a Waiver of its right to exercise the same at that or any other time.  All rights and remedies of the holder hereof upon default hereunder shall be cumulative to the greatest extent permitted by law.  Time shall be of the essence in the payment of the principal due on this Note.

This Note has been delivered in, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

The Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and further waives all exemptions to which it may be now or hereafter be entitled under the laws of this or any other state or of the United States.

IN TESTIMONY WHEREOF, the Maker has executed and delivered this Note as of the day and year first above written.

J.D. Nichols

By:	/s/ J.D. Nichols